EXHIBIT 32

               Certifications Pursuant to 18 U.S.C. Section 1350


The undersigned, who are the chief executive officer and the chief financial officer of Southcoast Financial Corporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.




Date:    May 11, 2005               /s/ L. Wayne Pearson
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                                    L. Wayne Pearson
                                    Chief Executive Officer




                                    /s/ Robert M. Scott
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                                    Robert M. Scott
                                    Chief Financial Officer